                                     SHELF
                             UNDERWRITING AGREEMENT

                                 March 9, 1994

Columbia/HCA Healthcare Corporation
201 West Main Street
Louisville, Kentucky 40202

Dear Sirs:

    We (the "Managers") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Columbia/HCA Healthcare Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $175,000,000 aggregate principal amount of its 6 1/2% Notes due March 15, 1999 (the "Notes"). The Notes are sometimes referred to herein as the "Offered Securities." The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of December 15, 1993 (the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (the "Trustee").

    Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of the Notes set forth below opposite their names at a purchase price of 99.303% of the principal amount of the Notes.

                                                                              PRINCIPAL AMOUNT
                                                                                  OF NOTES
                                                                              ----------------
Lehman Brothers, Inc........................................................  $     43,750,000
Donaldson, Lufkin & Jenrette Securities Corporation.........................        43,750,000
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated.....................................................        43,750,000
Salomon Brothers Inc........................................................        43,750,000
                                                                              ----------------
  Total.....................................................................  $    175,000,000
                                                                              ----------------
                                                                              ----------------

    The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Lehman Brothers Inc. at 9:00 a.m. (New York time) on March 16, 1994. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

    The Offered Securities shall have the terms set forth in the Prospectus dated November 22, 1993, and the Prospectus Supplement dated March 9, 1994, including the following:

Terms of Notes:

Public Offering Price:   99.928% of principal amount
Purchase Price:          99.303% of principal amount
Maturity Date:           March 15, 1999
Interest Rate:           6 1/2%
Redemption Provisions:   Not redeemable prior to maturity
Interest Payment Dates:  March 15 and September  15, commencing September 15,  1994.
                         Interest accrues from March 16, 1994
Current Ratings:         Standard & Poor's Corporation -- BBB+
                         Moody's Investor Service -- A3

    All provisions contained in the document entitled Underwriting Agreement Standard Provisions (Debt Securities), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and
(iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

    Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                      Very truly yours,

                                      LEHMAN BROTHERS INC.

                                      DONALDSON, LUFKIN & JENRETTE SECURITIES
                                       CORPORATION

                                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED

                                      SALOMON BROTHERS INC

                                      By: LEHMAN BROTHERS INC.

                                      Acting severally on behalf of itself
                                      and the several Underwriters named herein
                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

Accepted:
COLUMBIA/HCA HEALTHCARE
 CORPORATION
By: _____________________________
Name: ___________________________
Title: __________________________

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